Exhibit 10.1

EXECUTION VERSION

FORBEARANCE AGREEMENT (SECOND)

This Forbearance Agreement (Second) (this “Agreement”) dated as of April 1, 2014  by and among Wilmington Trust, National Association (as successor Administrative Agent and successor Collateral Agent, in such capacities, individually and collectively, the “Agent”) under the Credit Agreement (as defined below), Genco Shipping & Trading Limited (the “Borrower”), the other Credit Parties (as defined in the Credit Agreement, and together with the Borrower, “Genco”), and the Lenders executing this Agreement on the signature pages hereto.

Reference is made to the Credit Agreement dated as of July 20, 2007 among the Borrower, various Lenders party thereto, and the Agent (as successor to DNB Nor Bank ASA, New York Branch (n/k/a DNB Bank ASA, New York Branch, as original administrative agent and original collateral agent) (as amended, modified and supplemented from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

Genco has requested that the Lenders party hereto (collectively, the “Lender Group”), which constitute the Required Lenders, and the Agent forbear from exercising any of their respective rights and remedies, including, without limitation, accelerating any Obligations or terminating any Commitments, whether under the Credit Agreement or any other Credit Document (including, without limitation, under any control agreement or similar agreement or documents relating to any deposit or securities account of any Credit Party (each, a “Control Agreement”) or in respect of any deposit or securities account) , for the period of time set forth herein and subject to the terms and conditions hereof, solely with respect to the following existing, expected or anticipated Events of Default (collectively, the “Specified Defaults”):  (i) the failure of the Borrower to make the scheduled repayment and commitment reduction on March 31, 2014 in accordance with Section 3.04(iii) of the Credit Agreement, (ii) the failure of the Borrower to meet the Consolidated Interest Coverage Ratio specified for the Test Period ending March 31, 2014, as required under Section 11.07 of the Credit Agreement, (iii) the failure of the Borrower to meet the Leverage Ratio specified for the Test Period ending March 31, 2014, as required under Section 11.08 of the Credit Agreement, (iv) the failure of the Borrower to meet the minimum Aggregate Appraised Value required under Section 11.09 of the Credit Agreement, (v) the failure of the Borrower to meet the minimum amount of cash and Cash Equivalents and undrawn credit facilities held by the Borrower as of March 31, 2014, as required under Section 11.10 of the Credit Agreement, (vi) the cross-default with existing Interest Rate Protection Agreements or Other Hedging Agreements under Section 12.04(ii) of the Credit Agreement resulting from the Specified Defaults set forth in clauses (i) through (v) above and the cross-default relating to defaults under the Other Credit Agreements (as defined in clauses (i) and (ii) of such definition), (vii) the cross-default with the Other Credit Agreements (as defined in clauses (i) and (ii) of such definition) under Section 12.04(ii) of the Credit Agreement resulting from the Specified Defaults set forth in clauses (i) through (v) above, (viii) the failure of the Borrower to deliver its annual audited financial statements (and the report of the accounting firm required to be delivered together with such financial statements) within 90 days after the close of the fiscal year ending on December 31, 2013, in accordance with Section 10.01(b) of the Credit Agreement and (ix) any related Default or Event of Default which would result from the failure to give notice with respect to any of the foregoing.

The Lender Group is willing to, and hereby directs the Agent to, for the period of time set forth herein and subject to the terms and conditions hereof, so forbear solely with respect to the Specified Defaults.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Agent and the Lender Group hereby agree as follows:

Section 1  Acknowledgments and Agreements; Limited Forbearance in Respect of Specified Defaults.

1.01.  Acknowledgement of Default.  To induce the Agent and the Lenders to execute this Agreement, Genco hereby acknowledges, stipulates, represents, warrants and agrees as follows:

1.01.1.  Each Specified Default constitutes an Event of Default that has occurred or is expected to occur.  Except for the Specified Defaults, no other Default or Event of Default has occurred and is continuing as of the date hereof, or to the best of its knowledge are expected to occur prior to the end of the Forbearance Period (as defined below).  Except as expressly set forth in this Agreement, the agreements of the Agent and the Lender Group hereunder to forbear in the exercise of their respective rights and remedies under the Credit Documents in respect of the Specified Defaults during the Forbearance Period (as defined below) do not in any manner whatsoever limit any right of any of the Agent and the Lenders to insist upon strict compliance with this Agreement or any Credit Document during the Forbearance Period.

1.01.2.  Nothing has occurred that constitutes or otherwise can be construed or interpreted as a waiver of, or otherwise to limit in any respect, any rights or remedies any of the Lenders or the Agent have or may have arising as the result of any Event of Default (including any Specified Default) that has occurred or that may occur under the Credit Agreement, the other Credit Documents or applicable law.  The Agent’s and the Lender Group’s actions in entering into this Agreement are without prejudice to the rights of any of the Agent and the Lenders to pursue any and all remedies under the Credit Documents pursuant to applicable law or in equity available to it in its sole discretion upon the termination (whether upon expiration thereof, upon acceleration or otherwise) of this Agreement.

1.01.3.  The aggregate outstanding principal amount of the Loans as of March 31, 2014 is equal to $1,055,911,525.00.  The foregoing amounts do not include interest, fees (including the 1.25% facility fee payable pursuant to the Amendment and Supplement No. 6 to the Credit Agreement), expenses and other amounts that are chargeable or otherwise reimbursable under the Credit Documents.  No Credit Party has any defense or right of offset with respect to the Loans or any portion thereof.

1.01.4.    All of the assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Agent pursuant to the Collateral Documents are (and shall continue to be) subject to valid and enforceable liens and security interests of the Agent, as collateral security for all of the Obligations, subject to no Liens other than Permitted Liens.

1.01.5.  The obligations of Genco under this Agreement of any nature whatsoever, whether now existing or hereafter arising, are hereby deemed to be “Obligations” for all purposes of the Credit Documents.

1.01.6.  Overdue amounts under the Credit Documents shall accrue interest at the default rate provided in Section 1.07(b) of the Credit Agreement and be paid in kind.  The

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Lender Group agrees and acknowledges that such  interest at the default rate shall be paid in kind notwithstanding anything to the contrary set forth in the Credit Agreement.

1.01.7     Neither the Agent nor any Lender has at any time directed or participated in any aspect of the management of Genco or the conduct of the business of Genco, and Genco has made all of its business decisions independently of the Agent and each Lender. Notwithstanding any other provision of this Agreement or any other contract or instrument between or among Genco, on the one hand, and the Agent or the Lenders, or any of them, on the other hand: (i) the relationship between any of the Agent and the Lenders, on the one hand, and Genco, on the other hand, shall be limited to the relationship of a lender to a borrower in a commercial loan transaction; and (ii) neither the Agent nor any Lender is or shall be construed as a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Genco (or any other Person), and neither the Agent nor any Lender intends to assume any such status at any time.

1.01.8     The Lender Group’s entry into, and covenants to perform in accordance with, this Agreement hereby constitutes “new value” and “reasonably equivalent value,” as those terms are used in Section 547 and 548 of Title 11 of the United States Code (the “Bankruptcy Code”), received by Genco as of the closing of this Agreement in contemporaneous exchange for Genco’s entry into, and covenants to perform in accordance with, this Agreement.

1.01.9     All time-related defenses, such as statutes of limitations, doctrines of estoppel, doctrines of laches or any other rules of law or equity of similar nature, are hereby tolled with respect to all rights, claims and causes of action of any kind whatsoever that the Agent or any Lender may have against any Credit Party under or in connection with the Loan Documents as of the time of the closing of this Agreement through and including the date which is thirty (30) days after the termination of the Forbearance Period.

1.02.  Limited Forbearance.  Subject (i) to the satisfaction of the conditions precedent set forth in Section 3 below and (ii) to the continuing effectiveness and enforceability of the Credit Documents in accordance with their terms, the Lender Group agrees to forbear and directs the Agent to forbear (and in connection therewith, directs the Agent to enter into this Agreement and to take such actions as are reasonably incidental hereto), and the Agent agrees to forbear (and in connection therewith, agrees to enter into this Agreement and to take such actions as are reasonably incidental hereto), in the exercise of their respective rights and remedies under the Credit Documents (including, without limitation, each Control Agreement and with respect to any deposit or securities account, and including accelerating any of the Obligations and terminating any Commitments) in respect of the Specified Defaults for the period (the “Forbearance Period”) commencing on the Effective Date and ending on the earlier to occur of (a) 11:59 p.m. (New York time) on April 21, 2014 or (b) a Termination Event (as defined in Section 1.04 below), provided that (i) except with respect to the Specified Defaults, each Credit Party shall comply with all limitations, restrictions, covenants and prohibitions that would otherwise be effective or applicable to it under the Credit Documents and (ii) nothing herein shall be construed as a waiver by the Agent or any Lender of the Specified Defaults.

1.03.  Termination of Forbearance Period.  Upon the termination of the Forbearance Period, the agreement of the Agent and the Lender Group to forbear as provided in this

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Agreement shall automatically and without further action terminate and be of no force and effect; it being expressly agreed that the effect of such termination will be to permit the Agent and the Lenders to exercise, or cause the exercise of, any rights and remedies available to any of them, immediately, without any further notice, passage of time or forbearance of any kind.

1.04.  Termination Events.  For purposes of this Agreement, “Termination Event” means the occurrence of any of the following:

1.04.1.    An “Event of Default” under the Credit Agreement other than the Specified Defaults.

1.04.2.    The breach by any person other than the Agent or the Lender Group of any provision of this Agreement or any other document entered into in connection with this Agreement.

1.04.3     If, on or before 11:59 p.m. (New York time) on April [_], 2014, the Administrative Agent has not received evidence satisfactory to the Administrative Agent and the Lender Group that the following parties have become “Supporting Creditors” party to the restructuring support agreement to which the Lender Group became a party on or about April 1, 2014 (such agreement, the “RSA”):

(a)                         the holders of claims equal to at least 60% of the aggregate principal amount outstanding under the Convertible Notes (as such term is defined in the RSA);

(b)                         the holders of claims equal to at least 100% of the aggregate principal amount outstanding under the $253 Million Facility (as such term is defined in the RSA); and

(c)                          the holders of claims equal to at least 100% of the aggregate principal amount outstanding under the $100 Million Facility (as such term is defined in the RSA).

Section 2.  Representations and Warranties.  Genco represents and warrants to the Agent and the Lenders that (a) the representations and warranties set forth in (i) Section 9.01 through 9.04 of the Credit Agreement and (ii) any other representations made by Genco in connection with any amendment, waiver or forbearance agreement with respect to each Other Credit Agreement (as defined in clauses (i) and (ii) of such definition), in each case, are true and complete in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date); and (b) no Default or Event of Default has occurred and is continuing (other than the Specified Defaults).

Section 3.  Conditions Precedent.  The obligation of the Lender Group to enter into this Agreement shall be subject to the satisfaction or waiver by the Lender Group of each of the following conditions precedent:

3.01.  Expenses.  Payment, in cash, of all costs and expenses of the Agent and the Lender Group, including all fees and disbursements of their respective legal and financial advisors.

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3.02.  No Default.  No Default or Event of Default other than the Specified Defaults shall have occurred and be continuing.

3.03.  Representations and Warranties.  As of the Effective Date, the representations and warranties contained in (i) Section 9.01 through 9.04 of the Credit Agreement and (ii) any other representations made by Genco in connection with any amendment, waiver or forbearance agreement with respect to each Other Credit Agreement (as defined in clauses (i) and (ii) of such definition), shall, in each case, be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

Section 4.  Effectiveness of Agreement.  This Agreement shall become effective, as of the date hereof (the “Effective Date”) , upon receipt by the Agent of counterparts of this Agreement executed by each of the parties indicated on the signature pages hereof.

Section 5.  Release.  Each Credit Party (on behalf of itself and its Subsidiaries and Affiliates) and their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Credit Party for their past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agent and the Lenders, and the Agent’s and each Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under sections 541-550 of the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Credit Agreement or any other Credit Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”).  Notwithstanding the foregoing, the foregoing waiver of Claims shall not be effective to the extent any Claim arises from the gross negligence, bad faith or willful misconduct of a Lender Party.

Section 6.  Confirmation of Collateral Documents.  Each of the Credit Parties hereby confirms and ratifies all of its obligations under the Credit Documents to which it is a party.  By its execution on the respective signature lines provided below, each of the Credit Parties hereby confirms and ratifies all of its obligations and the Liens granted by it under the Collateral Documents to which it is a party.

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Section 7.  Miscellaneous.  Except as herein expressly provided, the Credit Agreement and each of the other Credit Documents shall remain unchanged and in full force and effect.  This Agreement shall constitute a “Credit Document” under the Credit Agreement.  The forbearance set forth in Section 1 above shall be limited as written and nothing herein shall be deemed to constitute a waiver of or forbearance with respect to any other term, provision or condition of the Credit Agreement or any other Credit Document in any other instance than as set forth herein or prejudice any right or remedy that Administrative Agent, Collateral Agent or any Lender may have or may in the future have under the Credit Agreement or any other Credit Document.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any choice of law principals that would require or permit the application of the law of another jurisdiction.

[Signature Pages Follow]

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed and delivered as of the day and year first above written.

GENCO SHIPPING & TRADING LIMITED

By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer

GENCO ACHERON LIMITED
GENCO BEAUTY LIMITED
GENCO KNIGHT LIMITED
GENCO LEADER LIMITED
GENCO MUSE LIMITED
GENCO VIGOUR LIMITED
GENCO CARRIER LIMITED
GENCO PROSPERITY LIMITED
GENCO SUCCESS LIMITED
GENCO WISDOM LIMITED
GENCO MARINE LIMITED
GENCO EXPLORER LIMITED
GENCO PIONEER LIMITED
GENCO PROGRESS LIMITED
GENCO RELIANCE LIMITED
GENCO SURPRISE LIMITED
GENCO SUGAR LIMITED
GENCO AUGUSTUS LIMITED
GENCO TIBERIUS LIMITED
GENCO LONDON LIMITED
GENCO TITUS LIMITED
GENCO CONSTANTINE LIMITED
GENCO HADRIAN LIMITED
GENCO COMMODUS LIMITED
GENCO MAXIMUS LIMITED
GENCO CLAUDIUS LIMITED
GENCO CHALLENGER LIMITED
GENCO CHAMPION LIMITED
GENCO CHARGER LIMITED
GENCO HUNTER LIMITED
GENCO PREDATOR LIMITED
GENCO WARRIOR LIMITED
GENCO BAY LIMITED
GENCO OCEAN LIMITED
GENCO AVRA LIMITED
GENCO MARE LIMITED
GENCO SPIRIT LIMITED
GENCO LORRAINE LIMITED
GENCO PYRENEES LIMITED
GENCO LOIRE LIMITED
GENCO BOURGOGNE LIMITED

GENCO PICARDY LIMITED
GENCO AQUITAINE LIMITED
GENCO NORMANDY LIMITED
GENCO AUVERGNE LIMITED
GENCO PROVENCE LIMITED
GENCO ARDENNES LIMITED
GENCO BRITTANY LIMITED
GENCO LANGUEDOC LIMITED
GENCO RHONE LIMITED
GENCO INVESTMENTS LLC

By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer

GENCO RAPTOR LLC
GENCO CAVALIER LLC
GENCO THUNDER LLC

By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Manager

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WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ Joshua G. James
Name: Joshua G. James
Title: Assistant Vice President

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LENDERS:
APOLLO SPECIAL OPPORTUNITIES MANAGED ACCOUNT, LP., as Lender

BY: APOLLO SOMA ADVISORS, L.P., its general partner

BY: APOLLO SOMA CAPITAL MANAGEMENT, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

AES (LUX) S.A R.L., as Lender

BY: APOLLO EUROPEAN STRATEGIC MANAGEMENT, L.P., its investment manager

BY: APOLLO EUROPEAN STRATEGIC MANAGEMENT GP, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

AEC (LUX) S.A R.L., as Lender

BY: APOLLO EUROPEAN CREDIT MANAGEMENT, L.P., its investment manager

BY: APOLLO EUROPEAN CREDIT MANAGEMENT GP, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO CENTRE STREET PARTNERSHIP, L.P., as Lender

BY: APOLLO CENTRE STREET MANAGEMENT, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

ANS U.S. HOLDINGS LTD, as Lender

BY: APOLLO SK STRATEGIC ADVISORS, LLC, its sole director

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO CREDIT OPPORTUNITY FUND III LP, as Lender

BY: APOLLO CREDIT OPPORTUNITY ADVISORS III LP, its general partner

BY: APOLLO CREDIT OPPORTUNITY ADVISORS III GP LLC, its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO FRANKLIN PARTNERSHIP, LP., as Lender

BY: APOLLO FRANKLIN ADVISORS (APO DC), L.P., its general partner

BY: APOLLO FRANKLIN ADVISORS (APO DC-GP), LLC, its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO ZEUS STRATEGIC INVESTMENTS, LP., as Lender

BY: APOLLO ZEUS STRATEGIC MANAGEMENT, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

LENDERS:

CCP Credit Acquisition Holdings, L.L.C.,
Centerbridge Special Credit Partners II, L.P.
CCP II Acquisition Holdings, LLC, as Lenders

By:	/s/ Bao Truong
Name: Bao Truong
Title: Senior Managing Director

LENDERS:

MIDTOWN ACQUISITIONS L.P.
as Lender

BY: MIDTOWN ACQUISITIONS GP, LLC,
its General Partner

By:	/s/ Avram Z. Friedman
Name: Avram Z. Friedman
Title: Manager

LENDERS:

PANNING MASTER FUND LP, as Lender

BY: PANNING CAPITAL MANAGEMENT, LP, its Investment Manager

By:	/s/ William M. Kelly
Name William M. Kelly
Title: Chief Operating Officer

LENDERS:

SOLUS ALTERNATIVE ASSET
MANAGEMENT LP, on behalf of certain funds
and managed accounts, as Lender

By:	/s/ Christopher A. Pucillo by SJD w/permission
Name Christopher A. Pucillo
Title: Chief Investment Officer